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                                                                      EXHIBIT 21

                         McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                          YEAR ENDED DECEMBER 31, 2002

                                                                       JURISDICTION          PERCENTAGE
                                                                            OF              OF OWNERSHIP
         NAME OF COMPANY                                               ORGANIZATION           INTEREST
McDermott International Investments Co., Inc.                             Panama                100
     McDermott International Trading Co., Inc.                            Panama                100
         McDermott Overseas Investment Co. N.V.                    Netherlands Antilles         100
             Delta Catalytic (Holland) B.V.                             Netherlands             100
J. Ray McDermott, S.A.                                                    Panama                100
     Hydro Marine Services, Inc.                                          Panama                100
     J. Ray McDermott Holdings, Inc.                                     Delaware               100
         J. Ray McDermott, Inc.                                          Delaware               100
     J. Ray McDermott International, Inc.                                 Panama                100
         J. Ray McDermott Contractors, Inc.                               Panama                100
             J. Ray McDermott Middle East, Inc.                           Panama                100
                  J. Ray McDermott Middle East (India Ocean) Ltd.        Mauritius              100
McDermott Incorporated                                                   Delaware               100
     Babcock & Wilcox Investment Company                                 Delaware               100
         BWX Technologies, Inc.                                          Delaware               100

The subsidiaries omitted from the foregoing list, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.